Exhibit 99.1


                              AGREEMENT dated as of February [  ], 1996,
               among POLAROID CORPORATION, a Delaware corporation (the "Company"), CORPORATE PARTNERS, L.P., a Delaware limited partnership ("Corporate Partners"), CORPORATE OFFSHORE PARTNERS, L.P., a Bermuda limited partnership ("Corporate Offshore Partners"), and STATE BOARD OF ADMINISTRATION OF FLORIDA, a body corporate organized under the constitution of the State of Florida, solely in its capacity as a managed account under an Investment Management Agreement with Corporate Advisors, L.P. ("Florida" and, together with Corporate Partners and Corporate Offshore Partners, the "Sellers").


          WHEREAS pursuant to an Exchange Agreement dated as of October 7, 1991 (the "Exchange Agreement"), among the Company and the Sellers, the Company issued to the Sellers $140,000,000 aggregate principal amount of the Company's 8% Subordinated Convertible Debentures Due 2001 (the "Debentures"). The Debentures are convertible into shares of Common Stock, par value $1.00 per share (the "Common Stock"), of the Company;

          WHEREAS the Sellers have exercised their right to require the Company to effect the registration under the Securities Act of 1933 pursuant to a registration statement on Form S-3 (the "Registration Statement") of the offering and sale of the Debentures and the Common Stock pursuant to the Registration Rights Agreement dated as of October 7, 1991 (the "Registration Rights Agreement"), between the Company and the Sellers (capitalized terms used but not defined herein having the meanings assigned to them in such Agreement);

          WHEREAS the Registration Rights Agreement provides that, as a condition to including any Registrable Securities in any registration statement, the Company shall have received an undertaking from the Sellers to indemnify and hold harmless the Company and certain other Persons with respect to certain matters; and

          WHEREAS the Company and the Sellers are entering into this agreement to provide for such indemnity and certain other matters in connection with such registration of the Debentures and the Common Stock.

          NOW, THEREFORE, in consideration of the premises and the mutual covenants herein set forth, the parties agree as follows:

          SECTION 1. Indemnification. (a) Indemnification by the Sellers. Each of the Sellers will, and hereby does, indemnify and hold harmless the Company and each director of the Company, each officer of the Company and each other Person, if any, who controls the Company within the meaning of the Securities Act against any losses, claims, damages or liabilities, joint or several, to which the Company or any such director, officer or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, if such statement or alleged statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company through an instrument duly executed by such Seller specifically stating that it is for use in the preparation of the Registration Statement and such preliminary prospectus, final prospectus, summary prospectus, amendment or supplement, and each Seller will severally, and not jointly, reimburse the Company and each such director, officer and controlling Person for any legal or any other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, liability, action or proceeding. Such indemnity shall remain in full force and effect, regardless of any investigation made by or on behalf of the Company or any such director, officer or controlling person and shall survive the transfer of such securities by each Seller.

          (b) Information Furnished to the Company. The information indicated in Exhibit A hereto is written information furnished to the Company by each Seller, to the extent it relates to such Seller, for use in the preparation of the Registration Statement and such preliminary prospectus, final prospectus, summary prospectus and amendment or supplement.

          (c) Notices of Claims, etc. Promptly after receipt by an indemnified party of notice of the commencement of any action or proceeding involving a claim referred to in Section 1(a), such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the latter of the commencement of such action, provided that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under Section 1(a), except to the extent that the indemnifying party is actually prejudiced by such failure to give notice. In case any such action is brought against an indemnified party, the indemnifying party shall be entitled to participate in and, unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist in respect of such claim, to assume the defense thereof, jointly with any other indemnifying party similarly notified to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof other than reasonable costs of investigation.
No indemnifying party shall be liable for any settlement of any action or proceeding effected without its written consent. No indemnifying party shall, without the consent of the indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such claim or litigation.

          (d)  Contribution.  If the indemnification provided for in this
Section 1 shall for any reason be held by a court to be unavailable to an indemnified party in respect of any loss, claim, damage or liability, or any action in respect thereof, then, in lieu of the amount paid or payable under paragraph (a) hereof, the indemnified party and the indemnifying party under subparagraph (a) hereof shall contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating the same), (i) in such proportion as is appropriate to reflect the relative fault of the Company and each Seller which resulted in such loss, claim, damage or liability, or action in respect thereof, with respect to the statements or omissions which resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as shall be appropriate to reflect the relative benefits received by the Company and such Seller from the offering of the securities covered by the Registration Statement. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities
Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. Each Seller's obligations to contribute as provided in this paragraph (d) are several in proportion to the relative value of its respective Registrable Securities covered by the Registration Statement and not joint. In addition, no Person shall be obligated to contribute hereunder any amounts in payment for any settlement of any action or claim effected without such Person's consent, which consent shall not be unreasonably withheld.

          (e) Other Indemnification. Indemnification and contribution similar to that specified in the preceding paragraphs of this Section 1 (with appropriate modifications) shall be given severally, and not jointly, by each Seller with respect to any required registration or other qualification of securities in connection with the Registration Statement under any Federal or state law or regulation of any governmental authority other than the Securities Act.

          (f) Indemnification Payments. The indemnification and contribution required by this Section 1 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or expense, loss, damage or liability is incurred.

          (g) Indemnification by the Company. The Company acknowledges its indemnification and contribution obligations to the Sellers pursuant to the Registration Rights Agreement.

          SECTION 2. Indenture. Pursuant to the Registration Rights Agreement, the Company and State Street Bank and Trust Company, as trustee, intend to enter into an indenture (the "Indenture") incorporating the terms of the Debentures concurrently with the first sale of any of the Debentures under the Registration Statement. The Debentures so sold shall, as of the time of such sale, automatically be deemed to be amended and restated to be outstanding under the Indenture. Thereafter, any additional Debentures sold from time to time under the Registration Statement shall, as of the time of such sale, automatically be likewise deemed to be amended and restated so as to be outstanding under the Indenture. Upon any such sale, Debentures in the amounts sold shall be executed by the Company, authenticated pursuant to the Indenture and delivered to the Seller of such Debentures or its nominee, whereupon the Debentures so sold in the form they are currently outstanding shall be deemed cancelled. Prior to the delivery of such Debentures to the Seller or its nominee, if any consents or authorizations are required in order to effectuate the transactions contemplated by this Section 2, including any consents or authorizations from any Person in connection with the trust in which the Debentures have been held, the Seller shall so advise the Company.

          SECTION 3. Transfer Restrictions. The restrictions contained in the Exchange Agreement relating to the transfer of the Debentures and Voting Securities (as defined in the Exchange Agreement) and the provisions of the Exchange Agreement relating to the termination of such transfer restrictions shall continue in full force and effect notwithstanding the nonincorporation into the Debentures to be issued under the Indenture of the reference to such transfer restrictions contained in the Debentures in the form in which they are currently outstanding.

          SECTION 4. Miscellaneous. (a) Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

          (b) Entire Agreement. This Agreement contains the entire understanding of the parties with respect to the transactions contemplated hereby.

          (c) Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more of the counterparts have been signed by each party and delivered to the other parties.

          (d) Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware.


          IN WITNESS WHEREOF, the Company and the Sellers have caused this Agreement to be duly executed, all as of the date first above written.

                         POLAROID CORPORATION,

                           by
                             --------------------------------
                             Name:
                             Title:

                         CORPORATE PARTNERS, L.P.,

                           by Corporate Advisors, L.P.
                              General Partner

                              by LFCP Corp.
                                 General Partner

                                   by
                                     --------------------------
                                     Name:
                                     Title:

                         CORPORATE OFFSHORE PARTNERS, L.P.,

                           by Corporate Advisors, L.P.
                              General Partner

                              by LFCP Corp.
                                 General Partner

                                   by
                                     ----------------------------
                                     Name:
                                     Title:

                                        STATE BOARD OF ADMINISTRATION
                                         OF FLORIDA,

                                          by Corporate Advisors, L.P.
                                              Attorney-In-Fact

                                               by LFCP Corp.
                                                  General Partner

                                                    by
                                                       ----------------------
                                                    Name:
                                                    Title:

                                                            EXHIBIT A



     (1) All of the information set forth under the caption "SELLING SECURITYHOLDERS", other than the first, second and third paragraphs immediately following the third footnote to the table included therein.

     (2) All of the information set forth under the caption "PLAN OF DISTRIBUTION".

     (3) A statement shall not be included to the effect that the Sellers may be deemed to be "underwriter" within the meaning of the Securities Act of 1933 or that any profit on the resale of the Debentures or the Common Stock issuable upon conversion of the Debentures received by them may be deemed to be underwriting discounts or commissions under the Securities Act of 1933. 1/







____________________
   1/ Alternatively, a statement to this effect can be included in the Registration Statement